SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2010

BioMedical Technology Solutions Holdings, Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-52652	26-3161860
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

9800 Mt Pyramid Court # 250
            Englewood, CO  80112
(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code:  (303) 653-0100

_    _CET Services, Inc.

12503 Euclid Dr. #30, Centennial, Colorado  80111

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 8.01	OTHER EVENTS
ITEM 2.03	CREATION OF DIRECT FINANCIAL OBLIGATION

On October 1, 2009, the Company and its wholly-owned subsidiary, BMTS Properties, Inc., executed a promissory note in favor of Valor Invest, Ltd., a British Virgin Islands company (“Valor’) in the principal amount of $200,000 (the “Note”). The Note was and is secured by a second priority Deed of Trust encumbering real property owned by BMTS Properties.

The Note matured and became due and payable on February 28, 2010.  As a result of the Company’s default under the Note, Valor has commenced a civil action against the Company and BMTS Properties in the Douglas County District Court.

The Company is in active discussions with Valor and its legal counsel concerning the matter; however as of the date hereof, no resolution has been reached. The Company currently lacks the working capital to pay the Note.  No prediction can be made regarding the outcome of the matter.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

99.1*	Deed of Trust
99.2*	Promissory Note

*to be filed by amendment

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMEDICAL TECHNOLOGY SOLUTIONS HOLDINGS, INC.
Date: April _2, 2010	By: _/s/ Donald G. Cox ___________ Donald G. Cox, President

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